MICHAEL TROKEY & COMPANY, P.C.

CONSENT OF MICHAEL TROKEY & COMPANY, P.C.

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-136607 and 333-140515) on Form S-8 of Liberty Bancorp, Inc. of our report dated December 21, 2009 relating to the consolidated financial statements as of September 30, 2009 of Liberty Bancorp, Inc. which appears in this Annual Report on Form 10-K.

/s/	Michael Trokey & Company, P.C.
Certified Public Accountants

December 22, 2009
St. Louis, Missouri